================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SEATTLE FILMWORKS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                            SEATTLE FILMWORKS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 9, 1999


TO THE SHAREHOLDERS OF SEATTLE FILMWORKS, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Seattle FilmWorks, Inc. (the "Company") will be held at 10:00 a.m. Pacific Standard Time, on Tuesday, February 9, 1999, at The Four Seasons Hotel, Metropole Room, 411 University Street, Seattle, Washington, 98101, for the following purposes:

     1.  To elect two (2) Directors to serve for three year terms.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on December 7, 1998, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.


                                       By Order of the Board of Directors

                                       /s/ Mich Kele Earl

                                       Mich Kele Earl
                                       Secretary

1260 - 16th Avenue West
Seattle, Washington  98119
December 31, 1998
_______________________________________________________________________________

                             YOUR VOTE IS IMPORTANT
                             ======================

THE COMPANY INVITES ALL SHAREHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PROMPTLY SIGNING, DATING AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATIONS. YOUR PROXY IS REVOCABLE AT YOUR REQUEST AT ANY TIME BEFORE IT IS VOTED. ANY SHAREHOLDER MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED A PROXY CARD.

YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED SEPTEMBER 26, 1998 IS ENCLOSED.
________________________________________________________________________________

                            SEATTLE FILMWORKS, INC.
                            1260 - 16TH AVENUE WEST
                           SEATTLE, WASHINGTON  98119

                                PROXY STATEMENT

GENERAL

The Company is furnishing this Proxy Statement and the enclosed proxy (which are being mailed to shareholders on or about December 31, 1998) in connection with the solicitation of proxies by the Board of Directors of Seattle FilmWorks, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, February 9, 1999, at 10:00 a.m. local time at the Four Seasons Hotel, Metropole Room, 411 University Street, Seattle, Washington 98101, and at any adjournment thereof (the "Annual Meeting").

RECORD DATE AND OUTSTANDING SHARES

The Company has called the Annual Meeting for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. All shareholders of Common Stock of the Company ("Common Stock") as of the close of business on December 7, 1998 (the "Record Date"), are entitled to vote at the meeting. As of December 7, 1998, there were 16,242,011 shares of Common Stock outstanding. The Company's Common Stock trades on the Nasdaq National Market under the symbol FOTO. The last sale price for the Company's Common Stock as reported by Nasdaq on December 7, 1998 was $3.188 per share.

QUORUM

A quorum for the Annual Meeting will consist of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy. Shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and count toward the quorum.

VOTING

Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting. All shares represented by proxies will be voted in accordance with shareholder directions. If the accompanying proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting by the proxy holder in accordance with the instructions of the shareholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed Proxy gives discretionary authority to the persons named therein to vote the shares in their discretion.

Under Washington law and the Company's Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the two nominees who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors. Abstentions will have no impact on the outcome of this proposal since they have not been cast in favor of any nominee. There can be no broker non-votes on this matter since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors.

REVOCABILITY OF PROXIES

A proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy at that time. Otherwise, to revoke a proxy a shareholder must deliver a proxy revocation, or another duly executed proxy bearing a later date, to the Corporate Secretary of the Company, at 1260 16th Avenue West, Seattle, Washington 98119, before the Annual Meeting or at the Annual Meeting. Attendance at the Annual Meeting will not revoke a shareholder's proxy unless the shareholder votes in person at the meeting.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telecopier or messenger. The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding materials to their principals. All of the costs of solicitation of proxies will be paid by the Company. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, an independent business entity not affiliated with the Company.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information, as of November 30, 1998, with respect to all shareholders known by the Company who beneficially own more than 5% of the Company's Common Stock. Except as noted below, each person or entity has sole voting and investment power with respect to the shares shown.

                                              AMOUNT AND NATURE         PERCENT OF
NAME AND ADDRESS                           OF BENEFICIAL OWNERSHIP        CLASS
-------------------------                  ------------------------    -----------
T. Rowe Price Associates, Inc. (1)                2,102,000               12.7%
100 East Pratt Street
Baltimore, MD  21202

Fidelity Management & Research Company (2)        1,600,000                9.8%
Low-Priced Stock Fund
82 Devonshire Street
Boston, MA  02109

Gary R. Christophersen (3)                          866,715                5.3%
1260 16th Avenue West
Seattle, WA  98119
------------------------------------------------------------------------------------

     (1) The holding shown is as ("Price Associates") in Securities Exchange Act of February 12, 1998, as a Schedule 13G filed by of 1934, as amended (the reported by T. Rowe Price Associates "Exchange Act"). Price Price Associates, Inc. pursuant to Rule 13d-1 Associates has indicated under the that these shares are held by it in its capacity as investment advisor to various individual and institutional investors. According to the Schedule 13G filed by Price Associates, Price Associates has sole dispositive power with respect to all of these shares, sole voting power with respect to 427,200 of these shares, and T. Rowe Price Small Cap Value Fund, Inc. has sole voting power with respect to 1,425,000 of these shares.

     (2) The holding shown Corp., the parent of Fidelity Management's dispose of the 1,600,000 is as of December Fidelity Management & role as investment shares owned by the 31, 1997, as Research Company adviser to the Funds. However, the reported in a ("Fidelity Management"), investment company of sole power to vote or Schedule 13G filed pursuant to Rule 13d-1 Fidelity Low-Priced direct the voting of by FMR under the Exchange Act. Stock Fund. Edward C. these shares resides In its Schedule 13G, FMR Johnson III (Chairman with the Funds' Boards Corp. has indicated that of FMR Corp.), FMR of Trustees. Fidelity all of these shares are Corp. (through its Management carries out held by Fidelity control of Fidelity the voting of the shares Management as a result of Management), and the under the written funds each has power to guidelines established by the Funds' Boards of Trustees.

     (3) Includes options to purchase 25,312 shares of Common Stock granted under the Company's 1987 Stock Option Plan which are currently exercisable or exercisable within 60 days.

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of five directors classified into three classes. The sole member of Class I is Douglas A. Swerland. Currently, Class II directors are Peter H. van Oppen and Craig E. Tall, and Class III directors are Gary R. Christophersen and Sam Rubinstein. At the Annual Meeting, the shareholders will vote on the election of the two Class II directors for a three-year term expiring at the Annual Meeting of shareholders in 2002. At present, Class III directors will hold office until the Company's 2000 Annual Meeting and the Class I director will hold office until the Company's 2001 Annual Meeting. All directors hold office until the Annual Meeting of shareholders at which their terms expire and the election and qualification of their successors.

The Board of Directors has unanimously nominated Peter H. van Oppen and Craig E. Tall for re-election to the Board as the Class II directors. Although the Board of Directors anticipates that Messrs. van Oppen and Tall will be available to serve as directors of the Company, should either one of them not accept the nomination, or otherwise be unable or unwilling to serve, it is intended that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The two Class II nominees receiving the highest number of votes cast in the election of directors shall be elected Class II directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF BOTH NOMINEES.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for election of Messrs. van Oppen and Tall.

The following chart indicates ownership of the Company's Common Stock by each director of the Company, each executive officer named in the compensation tables appearing later in this Proxy Statement, and by all directors and executive officers as a group, all as of November 30, 1998.

                                                             AMOUNT AND NATURE
                                                              OF BENEFICIAL     PERCENT OF
DIRECTORS:                                     AGE              OWNERSHIP         CLASS
------------------------------------     -----------------   -----------------  ----------
Gary R. Christophersen (1)                      52               866,715          5.3%
Sam Rubinstein (2)                              81               532,436          3.2%
Douglas A. Swerland (3)                         53               106,313           *
Craig E. Tall (4)                               52               145,969           *
Peter H. van Oppen (5)                          46                34,750           *

ADDITIONAL NAMED EXECUTIVES:
Michael F. Lass (6)                             44               359,670          2.2%
Case H. Kuehn (7)                               46                55,114           *

All current directors and executive
  officers as a group (7 persons) (8)                          2,100,967         12.6%
----------------------------
    *    Percent of class is less than 1%
   (1)   Includes options to purchase 25,312 shares of Common Stock granted under the Company's 1987 Stock Option Plan which are currently exercisable or exercisable within 60 days. Does not include 22,275 shares of Common Stock held in trust for Mr. Christophersen's minor children, beneficial ownership or of which Mr. Christophersen disclaims.

    (2) Includes options to purchase 175,500 shares of Common Stock which are currently exercisable days or exercisable within 60 days.

    (3) Includes options to purchase 94,500 shares of Common Stock which are currently exercisable or exercisable within 60 days.

    (4) Includes options to purchase 114,750 shares of Common Stock which are currently exercisable or exercisable within 60 days.

    (5) Includes options to purchase 33,750 shares of Common Stock which are currently exercisable or exercisable within 60 days.

    (6) Includes options to purchase 8,437 shares of Common Stock which are currently exercisable or exercisable within 60 days.

    (7) Includes options to purchase 46,405 shares of Common Stock which are currently exercisable or exercisable within 60 days.

    (8) Includes options to purchase 498,654 shares of Common Stock which are currently exercisable or exercisable within 60 days.

GARY R. CHRISTOPHERSEN has been the Company's President and Chief Executive Officer since August 1988. Mr. Christopersen joined the Company in January 1982 as Vice President-Operations and has served as a Director of the Company since 1982. From May 1983 to August 1988, Mr. Christophersen was a Senior Vice President of the Company and its General Manager.

SAM RUBINSTEIN became a Director of the Company in March 1986. From June 1985 to May 1988, he was the Chairman of the Board and Chief Executive Officer of Farwest Fisheries, Inc., a seafood processing and marketing firm. From 1974 to December 1987, Mr. Rubinstein was the Chairman of the Board and Chief Executive Officer of Bonanza Stores, Inc., an operator of variety stores and drugstores, and, from February 1984 to January 1986, the Chairman of the Board and Chief Executive Officer of Whitney-Fidalgo Seafoods, Inc., a seafood processor.

DOUGLAS A. SWERLAND became a Director of the Company in October 1988. In December 1993, Mr. Swerland founded and became the Chairman and Chief Executive Officer of SAVI, Inc., a clothing superstore retailer specializing in men's and women's apparel and accessories. Mr. Swerland had been employed by Jay Jacobs, Inc., the operator of a chain of specialty retail apparel stores, in various capacities beginning in 1969, most recently as President and a director from 1978 to November 1993.

CRAIG E. TALL became a Director of the Company in October 1988. Since September 1990, Mr. Tall has been an Executive Vice President of Washington Mutual, Inc., a bank holding company. In addition, since April 1987, Mr. Tall has been an Executive Vice President of Washington Mutual Bank.

PETER H. VAN OPPEN became a Director of the Company in October 1988. Since February 1994, Mr. van Oppen has been Chairman and Chief Executive Officer of Advanced Digital Information Corporation ("ADIC"), a manufacturer of automated tape data libraries for network and workstation markets. ADIC was a wholly-owned subsidiary of Interpoint Corporation, a diversified publicly-traded manufacturer, until it was spun-off as a separate public company in October 1996. Mr. van Oppen served as a Director of Interpoint from 1984 to 1996, President and Chief Executive Officer from 1989 to 1996 and Chairman and Chief Executive Officer from 1995 through October 1996. Mr. van Oppen is also a Director of ADIC, Spacelabs Medical, Inc., a provider of integrated healthcare information systems and medical devices, and Key Technology, Inc., a manufacturer of automated inspection and sorting systems.

BOARD AND COMMITTEE MEETINGS

The Board of Directors of the Company held a total of eleven meetings during the fiscal year ended September 26, 1998. Each of the incumbent Directors attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which they served.

The Board of Directors has an Audit Committee which consists of Messrs. Rubinstein, Swerland, Tall, and van Oppen. The function of the Audit Committee is to meet with the accounting staff of the Company and the independent certified public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company's financial reporting and (iii) internal controls employed by the Company. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee held one meeting during fiscal 1998.

The Board of Directors has a Compensation Committee which consists of Messrs. Swerland, Tall, and van Oppen. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the President and Chief Executive Officer, and reviewing the compensation packages for other executive officers recommended by the President. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option and stock purchase plans.
The Compensation Committee held three meetings during fiscal 1998.

The Board of Directors does not have a standing nominating committee. The Board of Directors will consider written proposals from shareholders for nominees or directors which are submitted to the Secretary of the Company in accordance with the procedures contained in this proxy statement under the caption, "Proposals of Shareholders."

DIRECTORS' COMPENSATION

Currently, Directors who are not employees of the Company are each paid $500 each quarter and $200 for each Board of Directors meeting attended and $100 for each telephonic meeting of the Board. In addition, Directors are entitled to reimbursement for reasonable travel expenses, including lodging, incurred in connection with attendance at Board meetings. Pursuant to the terms of the Company's 1987 Stock Option Plan, each Director who is not an employee of the Company is automatically granted an option to purchase 11,250 shares of the Company's Common Stock, annually on the first Wednesday of March. Such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and become exercisable in full at the end of the fiscal year in which they are granted.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 1998 have been complied with on a timely basis.

REMUNERATION OF EXECUTIVE OFFICERS

The following table sets forth certain information concerning the compensation paid by the Company for services rendered during fiscal years 1998, 1997 and 1996 to any person who served as Chief Executive Officer during fiscal 1998, and the other executive officers of the Company as of September 26, 1998, whose total salary and bonus exceeded $100,000 in fiscal 1998 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE
                                                                         LONG TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                    ---------------------
NAME AND                        FISCAL       ANNUAL COMPENSATION    SECURITIES UNDERLYING     ALL OTHER
PRINCIPAL POSITION               YEAR        SALARY        BONUS           OPTIONS          COMPENSATION (*)
---------------------------    -------      ---------------------   ---------------------   ----------------
Gary R. Christophersen           1998       $150,483    $ 30,588            33,750            $ 8,989
  President, Chief               1997        150,000      70,315            33,750             11,842
  Executive Officer              1996        150,530     126,100            33,750             11,565
  and Director

Michael F. Lass                  1998       $132,390    $ 14,737            11,250            $ 8,747
  Vice President -               1997        125,765      25,611            11,250             11,819
   Operations                    1996        118,955      55,023            11,250             11,565


Case H. Kuehn                    1998       $117,353    $ 13,501            11,250            $ 7,988
  Vice President - Finance,      1997        111,058      27,738            11,250             11,602
  Chief Financial Officer        1996        105,170      47,015            11,250              8,463
  and Treasurer
--------------------------
     (*)  These amounts represent Company contributions to the Seattle FilmWorks
          401K Plan and payments for term life insurance,short-term disability insurance and long-term disability insurance.

OPTION GRANTS IN LAST FISCAL YEAR

The Company has stock option plans pursuant to which options to purchase Common Stock are granted to officers and key employees of the Company. The following tables show stock option grants and exercises pertaining to the named Executive Officers of the Company during fiscal year 1998, and the year-end potential realizable value of all their outstanding options.

                                              INDIVIDUAL OPTIONS GRANTED              POTENTIAL REALIZABLE
                                         -------------------------------------          VALUE AT ASSUMED
                           NUMBER OF      % OF TOTAL                                 ANNUAL RATES OF STOCK
                          SECURITIES        OPTIONS                                  PRICE APPRECIATION FOR
                          UNDERLYING      GRANTED TO                                    OPTION TERM (3)
                            OPTIONS      EMPLOYEES IN    EXERCISE   EXPIRATION        ----------------------
                           GRANTED (1)   FISCAL YEAR     PRICE (2)     DATE              5%            10%
                          ----------     ------------    -------    ----------        -------       --------
Gary R. Christophersen        33,750         16.33%      $9.0625     3/04/2003        $84,524       $186,757

Michael F. Lass               11,250          5.44%      $9.0625     3/04/2003        $28,174       $ 62,252

Case H. Kuehn                 11,250          5.44%      $9.0625     3/04/2003        $28,174       $ 62,252

----------------------------

     (1) The Company's stock option plans are administered by the Compensation Committee of the Board of Directors, which determines to whom options are granted, the number of shares subject to each option, the vesting schedule and the exercise price. The options granted in fiscal year 1998 vest in equal annual installments over four years. All options granted to officers of the Company may be exercised for a period of 190 days following termination of employment.

    (2) All options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid by delivery of shares already owned by the option holder with a market value equal to the aggregate exercise price. With the permission of the Compensation Committee, the exercise price may also be paid by withholding shares that would otherwise be received by the option holder.

    (3) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five year option term. These values are calculated based upon requirements of the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock price performance. The actual value realized may be greater or less than the realizable value set forth in this table.

The vesting of options may be accelerated at the discretion of the administrator of the option plans. Also, outstanding options will become immediately vested and fully exercisable on the day before the first to occur of the following events, unless a majority of the Board of Directors in office on the date such an event occurs shall approve a resolution providing otherwise within three business days after the event occurs:

     (i) the acquisition by any person (with certain exceptions) of 30% or more of any class of the Company's voting equity securities;

    (ii) the purchase of 30% or more of any class of the Company's stock pursuant to any tender or exchange offer, other than one made by the Company; or

   (iii) approval of any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than 50% of the outstanding shares of the Company's stock into securities of a third-party, or cash, or property, or a combination of any of the foregoing.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information as of September 26, 1998, regarding options to purchase Common Stock held as of September 26, 1998, by each of the Named Executive Officers, as well as the exercise of such options during the fiscal year ended September 26, 1998. In addition, the following table reports the values for in-the-money options, which values represent the positive spread between the exercise price of such options and the fair market value of the Company's Common Stock as of September 26, 1998.



                                                               NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                             AT SEPTEMBER 26, 1998 (2)      AT SEPTEMBER 26, 1998 (3)
                           SHARES ACQUIRED      VALUE      ------------------------------------------------------------
                            UPON EXERCISE    REALIZED (1)   EXERCISABLE/  UNEXERCISABLE    EXERCISABLE/  UNEXERCISABLE
                            -------------    ------------  -------------  --------------    ------------  -------------
Gary R. Christophersen         257,808       $2,123,402        25,312         75,938           $0             $0
Michael F. Lass                283,500       $1,303,040         8,437         25,313           $0             $0
Case H. Kuehn                        0       $        0        46,405         37,970           $0             $0
----------------------------
    (1)  Value realized is calculated by subtracting the exercise price of the option from the market value of a share of the Company's Common Stock on the date of exercise and multiplying the difference thereof by the number of shares purchased.

    (2) Future exercisability is subject to vesting and the option holder remaining employed by the Company.

    (3) This value is the aggregate number of outstanding options at fiscal year end multiplied by the difference between the closing price of the Common Stock reported on the Nasdaq Nation Market System on September
         26, 1998, less the exercise price of such options. There is no guarantee that if and when these options are exercised they will generate this value.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") for fiscal year 1998, consisted of three members of the Board who are all non-employee directors of the Company. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the President and Chief Executive Officer and reviewing the compensation packages for other executive officers recommended by the President. The goal of the Committee in administering executive compensation is to create a compensation plan which (i) rewards individual performance, (ii) aligns the interests of the executive with the immediate and long-term interests of the shareholders of the Company, (iii) ties a significant portion of compensation to improvements in the Company's financial performance and (iv) assists the Company in attracting and retaining key executives critical to the long-term success of the Company.

The compensation package provided to executive officers consists primarily of base salary, incentive bonus and long-term incentive in the form of stock options.

     Base Salary. It is the goal of the Committee that the combination of base salary and incentive bonus paid to the Chief Executive Officer be within the approximate range of cash remuneration paid to executives performing similar duties for companies of comparable size in the Pacific Northwest. Although generally available data on the compensation of chief executive officers in the Pacific Northwest is considered, the experience of the members of the Committee and their knowledge of the community and industry practice have been the primary bases for this determination.

     At his request, the base salary of the Chief Executive Officer has been maintained roughly at the present level since 1993. The Chief Executive Officer has requested additional benefits each year, primarily additional vacation days, in lieu of a salary increase.

     Base salaries for executive officers other than the CEO are determined annually by the President and reviewed by the Committee. In determining salary adjustments for executive officers, the CEO considers the individual officer's historical performance against his or her job responsibilities and personal compensation packages provided to executives performing similar duties for companies of comparable size in the Pacific Northwest, the rate of inflation, salary adjustments to be awarded to other executive officers of the Company and other subjective factors. In addition, in fiscal 1996, the Company reviewed salaries based on a survey prepared for the Company by Towers Perrin, an international management consulting firm.

     Incentive Bonus. The Company has an annual incentive compensation plan pursuant to which executive officers and other managers and supervisory personnel (approximately 75 persons during fiscal 1998) are eligible to receive cash bonuses based on the Company's and their personal performance during the year (the "Incentive Plan"). The factors used in determining payments under the Incentive Plan are a specified percentage of each participant's base salary ("eligible base salary"), his or her performance against personal performance goals, and the difference between the Company's actual operating income, before income tax and bonuses, and its targeted growth in such income for the year ("Corporate Performance Percentage"). The Incentive Plan sets eligible base salary percentages for the CEO at 60 percent and all other executive officers at 30 percent. The portion of each participant's eligible base salary which will be multiplied by the Corporate Performance Percentage for the year is determined based on points awarded for each participant's actual performance against his or her personal performance goals. Performance goals for each executive officer are determined by the CEO at the beginning of the fiscal year and reviewed by the Committee. Examples of individual performance goals for fiscal 1998 included net revenue targets, labor costs, gross margin percentage, administrative and overhead expenses. The portion of the CEO's eligible base salary that is used for determining his annual Incentive Plan payment is based on a weighted average of the performance scores of the various managers who report to him. The total payment pursuant to the Incentive Plan is subject to a maximum of 15% of income before income tax and bonuses and no payment will occur for any year in which the Company falls more than 43% short of targeted income before income tax and bonuses for that year. Incentive bonuses declined in fiscal 1998 based on the Company's performance. Subjective assessments of performance may result in adjustments in individual awards.

     Stock Option Plans. The Committee administers the Company's stock option plans under which options to purchase the Company's Common Stock may be granted in an effort to align the interests of management with those of shareholders and provide a reward for long-term performance. Historically, options granted by the Company have been granted with an exercise price equal to the market price of the Company's stock on the date of grant. Accordingly, options will have value to the holder only if the Company's stock price increases. Outstanding options generally become exercisable at a rate of 25% per year. All grants are subject to possible acceleration of vesting in connection with certain events leading to a change in control of the Company. Options are granted from time to time to executive officers and other management and supervisory personnel based on recommendations of the CEO, with the size of grants generally falling within predetermined ranges tied to job grade. In administering the Company's stock option plans, the Committee generally has sought to limit outstanding options to approximately ten percent of outstanding shares. At the end of fiscal 1998, outstanding options as a percent of the outstanding shares of common stock was 6.4%.

Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during fiscal 1999 will exceed the $1 million limitation.

                                          COMPENSATION COMMITTEE
                                          Peter H. van Oppen, Chairman
                                          Douglas A. Swerland
                                          Craig E. Tall


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended September 26, 1998, the Compensation Committee of the Board of Directors consisted of Messrs. Swerland, Tall and van Oppen. None of these individuals has served at any time as an officer or employee of the Company.

STOCK PRICE PERFORMANCE GRAPH

Shown on this page is a line-graph comparing cumulative total shareholder return on Seattle FilmWorks, Inc. Common Stock for each of the last five fiscal years to the cumulative total return for the Nasdaq Composite Index and the Nasdaq Retail Index. This cumulative return includes the reinvestment of cash dividends.

                    COMPARISON OF 5-YEAR CUMULATIVE RETURN
                         Among Seattle FilmWorks, Inc.
                Nasdaq Composite Index and Nasdaq Retail Index


 MEASUREMENT PERIOD          SEATTLE            NASDAQ            NASDAQ
(FISCAL YEAR COVERED)     FILMWORKS, INC.   COMPOSITE INDEX    RETAIL INDEX

        1993                   $100              $100              $100
        1994                    203               101                98
        1995                    367               139               108
        1996                    525               165               130
        1997                    438               227               149
        1998                    143               232               128

INDEPENDENT AUDITORS

The Company has selected Ernst & Young LLP to continue as its independent auditors for the current year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement if they so desire and respond to appropriate questions.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

The Company's Bylaws provide that advance notice of nominations for the election of directors at a meeting of shareholders must be delivered to or mailed and received by the Company ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders or, in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. The Bylaws also provide that advance notice of proposals to be brought before an annual meeting by a shareholder must be submitted in writing and delivered to or mailed and received by the Company not later than ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders.

Each notice of a nomination or proposal of business must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and any material interest of such shareholder in any proposal to be submitted to the meeting; (iv) such other information regarding each nominee or proposals as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) with respect to any nominations, the consent of each nominee to serve as a director of the Company if elected.

A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2000 Annual Meeting must submit the proposal to the Company no later than September 2, 1999. Shareholders who intend to present a proposal at the 2000 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than November 11, 1999. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             By Order of the Board of Directors

                             /s/ Mich Kele Earl

                             Mich Kele Earl
                             Secretary

December 31, 1998
Seattle, Washington

1. ELECTION OF DIRECTORS: Election of the following nominees to serve a three year term or until their respective successor is elected and qualified.

Nominees: Peter H. van Oppen
          Craig E. Tall


                FOR all                          WITHHOLD
            nominees listed                      AUTHORITY
           (except as marked                  to vote for all
            to the contrary)                  nominees listed
                  [ ]                               [ ]



INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:


-----------------------------------------------------------------------------


               "PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING
                       EQUIPMENT WILL RECORD YOUR VOTE."


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.


SIGNATURE(S)_____________________________________   DATED___________________1999
NOTE: Please sign exactly as your name appears on your stock certificate. When shares are held jointly, each person sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, and associations and give his or her title.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

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

                            SEATTLE FILMWORKS, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL

           MEETING OF THE SHAREHOLDERS TO BE HELD FEBRUARY 9, 1999.

The undersigned hereby appoints Gary R. Christophersen and Case H. Kuehn, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of Common Stock of SEATTLE FILMWORKS, INC. held of record by the undersigned on December 7, 1998, at the Annual Meeting of Shareholders to be held February 9, 1999, or any adjournment or postponement thereof.

                (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

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